Exhibit 10.2

SALON MEDIA GROUP, INC.

STOCK EXCHANGE AGREEMENT

This STOCK EXCHANGE AGREEMENT (this “Agreement”) is made as of November 14, 2016, by and among Salon Media Group, Inc., a Delaware corporation (the “Company”), each of the holders of Series C Preferred Stock, par value $0.001 per share, of the Company (the “Series C Preferred Stock”) set forth on Schedule A hereto (each, a “Series C Preferred Holder,” and collectively, the “Series C Preferred Holders”), and the persons set forth on Schedule B hereto (each a “Related Party,” collectively the “Related Parties,” and together with the Series C Preferred Holders, the “Holders” (each, a “Holder”)).

WHEREAS, the Company has entered into a Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) with the investors listed on Schedule A thereto (the “Preferred Stock Investors”), pursuant to which the Preferred Stock Investors are purchasing shares of Series A Mandatorily Convertible Voting Preferred Stock, par value $0.001 per share, of the Company;

WHEREAS, the Series C Preferred Holders are the record holders of all of the issued and outstanding shares of Series C Preferred Stock;

WHEREAS, the Related Parties have made certain interest-free cash advances (the “Related Party Advances”) to the Company in the amounts set forth opposite each Related Party’s name on Schedule B hereto; and

WHEREAS, the Purchase Agreement provides that it is a condition to the initial closing under the Purchase Agreement that the Company and the Holders enter into this Agreement and effect an exchange of all of the Series C Preferred Stock and Related Party Advances for shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”).

NOW, THEREFORE, the parties hereto agree as follows:

1.            Exchange of Series C Preferred Stock and Related Party advances for Common Stock.

On the terms and subject to the conditions of this Agreement, (A) each Series C Preferred Stock Holder hereby fully assigns, transfers and conveys to the Company all of the shares of Series C Preferred Stock held by such Series C Preferred Stock Holder, and the Company hereby (i) cancels such shares of Series C Preferred Stock and (ii) in exchange therefore, and as full and complete consideration for such cancellation, issues shares of Common Stock to such Series C Preferred Stock Holder on a 100:1 basis. The number of shares of Series C Preferred Stock to be exchanged by each Series C Preferred Holder, and the number of shares of Common Stock to be received upon the exchange of such shares of Series C Preferred Stock, is set forth opposite each Series C Preferred Holder’s name on Schedule A hereto; and (B) the obligations of the Company to each Related Party are cancelled in their entirety in exchange for the number of shares of Common Stock set forth opposite each Related Party’s name on Schedule B hereto.

2.	Closing.

(a)     The “Closing” of the transactions contemplated by this Agreement shall take place at the offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019, at 9:00 a.m. Eastern time on the date of, and simultaneously with, the delivery of this Agreement; provided, however, that the parties hereby acknowledge and agree that the Closing may be consummated by exchange of closing deliveries and counterpart signature pages by electronic delivery or facsimile, with the originals to be delivered as soon as is practicable following the Closing.

(b)     Each Series C Preferred Holder has delivered or will cause to be delivered at the Closing or as soon as practicable thereafter the share certificate or certificates evidencing the shares of Series C Preferred Stock that are being exchanged for shares of Common Stock, with a duly executed instrument of transfer in favor of the Company in the form attached hereto as Exhibit A. Notwithstanding the immediately preceding sentence, if a Series C Preferred Holder shall be unable to deliver the share certificate evidencing the shares of Series C Preferred Stock which are being exchanged by such Series C Preferred Holder, such Series C Preferred Holder shall execute and deliver to the Company a properly completed agreement to indemnify the Company from any loss incurred by it in connection with such certificate, in the form approved by the Company, in favor of the Company with respect to such share certificates.

(c)     At the later of (i) the Closing or (ii) in the case of the Series C Preferred Holders, as soon as practicable after the Company has received the share certificate or certificates or agreement to indemnify the Company from each Series C Preferred Holder pursuant to Section 2(b), the Company will issue and deliver or cause to be delivered to such Holder a share certificate evidencing the shares of Common Stock being issued to such Holder in accordance with this Agreement, duly completed and registered in the name of such Holder.

(d)     Notwithstanding anything herein to the contrary, the exchange of all of the Series C Preferred Stock and all of the Related Party Advances for shares of Common Stock at the Closing in accordance with this Agreement shall each be deemed to have occurred as of the Closing.

3.	Representations and Warranties of the Company.

The Company represents and warrants to each Holder as of the date of the Closing as follows:

(a)     All action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Common Stock being issued hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)     The shares of Common Stock that are being issued to the Holders pursuant to this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws or liens or encumbrances created by or imposed by the Holder.

(c)      The Company has made available to the Holders complete and accurate copies of its annual report on Form 10-K for its three most recent fiscal years, all other reports or documents required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the filing of the most recent annual report on Form 10-K and its most recent annual report to its stockholders (collectively, the “SEC Reports”). The Company has made all filings with the Securities and Exchange Commission which it is required to make, and has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this paragraph. As of their respective dates, the SEC Reports (A) were prepared in all material respects in accordance with the requirements of Exchange Act, and the published rules and regulations of the SEC thereunder applicable thereto, and (B) did not at the time such SEC Reports were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

4.	Representations and Warranties of Each Holder.

Each Holder, severally but not jointly, represents and warrants to the Company as of the date of the Closing as follows:

(a)     Each Series C Preferred Holder is the lawful owner of the number of shares of Series C Preferred Stock set forth opposite the name of such Series C Preferred Holder in Schedule A hereto. Such Series C Preferred Holder has good, valid and marketable title to such shares of Series C Preferred Stock, free and clear of any and all any liens, security interests, restrictions, options or encumbrances (other than restrictions on transfer under applicable securities laws), with full right and lawful authority to sell and transfer such shares to the Company pursuant to this Agreement. There are no proxies, voting rights, stockholders agreements or other agreements or understandings, to which such Series C Preferred Holder is a party or by which such Series C Preferred Holder is bound, with respect to the voting or transfer of such shares of Series C Preferred Stock. Such Series C Preferred Holder has not granted any options of any sort with respect to such shares of Series C Preferred Stock or any right to acquire any such shares other than as contemplated hereby. Upon transfer of the shares of Series C Preferred Stock to the Company in accordance with this Agreement, the Company will acquire good, valid and marketable title thereto, free of any and all any liens, security interests, restrictions, options or encumbrances (other than restrictions on transfer under applicable securities laws).

(b)     Each Holder has full power and authority to enter into this Agreement, and this Agreement constitutes such Holder’s valid and legally binding obligation, enforceable against such Holder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)     There are no agreements, understandings, law, statute, rule or regulation or other restrictions of any kind to which such Holder is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement. No consent or approval of any person, court or governmental authority is necessary for the Holder to perform the actions contemplated by this Agreement.

(d)     The shares of Common Stock to be received by each Holder (the “Securities”) are being acquired for investment for such Holder’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(e)     Such Holder believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Such Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the transactions contemplated in this Agreement and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Holders to rely thereon.

(f)     Such Holder acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(g)     Such Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933 (the “Act”), as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, such Holder is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder.

(h)     Such Holder understands that the Securities it is acquiring are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Holder represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. EACH HOLDER UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES A HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT. Such Holder understands that the Securities have not been and will not be registered under the Act, and have not been and will not be registered or qualified in any state in which they are offered, and thus the Holder will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. Such Holder has no immediate need for liquidity in connection with this investment, does not anticipate that the Holder will be required to sell his, her or its Securities in the foreseeable future.

5.             Reliance on Representations and Warranties in the Purchase Agreement.

In addition to the representations and warranties of the Company contained in Section 3 hereof, the Company hereby agrees that each Holder shall be entitled to rely on the representations and warranties made by the Company to the Preferred Stock Investors in the Purchase Agreement as if such representations and warranties were given directly to the Holders by the Company.

6.	Miscellaneous.

(a)     No failure to exercise, and no delay in exercising any right, power or privilege hereunder, shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement. No extension of the time of performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

(b)     The rights and obligations of this Agreement may not be assigned in whole or in part without the prior written consent of the other parties hereto.

(c)     This Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein, and no waiver, modification or termination of the terms hereof shall be valid unless in writing signed by the parties and only to the extent therein set forth.

(d)     The representations and warranties set forth herein shall be deemed to have been made again at and as of the Closing and such representations and warranties contained herein shall survive the Closing.

(e)     Each party hereto shall pay its own expenses incident to this Agreement and the transaction contemplated hereby.

(f)     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(g)     Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h)     Any notices, requests, demands and other communications made pursuant to this Agreement shall be deemed to have been duly given only if made in writing and (i) delivered personally; (ii) sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) deposited with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications are set forth on the signature pages hereto. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given on the signature pages hereto or designate additional addresses, for purposes of this Section 6(h) by giving the other parties written notice of the new address in the manner set forth in this Section 6(h).

(i)     This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties; provided, however, that matters pertaining to the Company as a Delaware corporation shall be governed by the Delaware General Corporation Law. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the City of San Francisco in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

SALON MEDIA GROUP, INC.

By:     /s/ Jordan Hoffner

Name: Jordan Hoffner

Title: Chief Executive Officer

Address:     Salon Media Group, Inc.

                     870 Market Street

                     San Francisco, CA 94102

Facsimile: _______________________________

[Signature page to the Stock Exchange Agreement]

WENNER MEDIA LLC By: /s/ Jann S. Wenner Name: Jann S. Wenner Title: President Address: Facsimile:

[Signature page to the Stock Exchange Agreement]

SHEA VENTURES LLC By: /s/ John Morrissey Name: John Morrissey Title: Managing Director Address: Facsimile: ________________________________

[Signature page to the Stock Exchange Agreement]

E&M RP TRUST (DESCENDANT’S TRUST U/A TENTH) By: /s/ John Morrissey Name: John Morrissey Title: Trustee Address: Facsimile: _______________________________

[Signature page to the Stock Exchange Agreement]

John Warnock By: /s/ John Warnock Name: John Warnock Title: Chairman, Salon Address: Facsimile: _______________________________

[Signature page to the Stock Exchange Agreement]

William Hambrecht By: /s/ William Hambrecht Name: William Hambrecht Title: Address: Facsimile: _______________________________

[Signature page to the Stock Exchange Agreement]

SCHEDULE A

Name	Number of Shares of Series C Preferred Stock Held by Such Holder	Number of Shares of Common Stock to be Received by Such Holder

Wenner Media LLC	250	4,000,000

Shea Ventures LLC	697	11,152,000

E&M RP Trust (Descendant’s Trust u/a Tenth)	128	2,048,000

TOTALS:	1,075	17,200,000

SCHEDULE B

Name	Aggregate Amount of Related Party Advances ($)	Number of Shares of Common Stock to be Received by Such Holder

John Warnock	5,428,000	54,280,000

William Hambrecht	2,913,000	29,130,000

TOTALS:	8,341,000	83,410,000